Exhibit 21.1

W2007 GRACE ACQUISITION I, INC.

LIST OF SUBSIDIARIES

Subsidiaries of W2007 Grace Acquisition I, Inc.	State:
W2007 Equity Inns Partnership, L.P.	Tennessee
W2007 Equity Inns Statutory Trust I	Delaware
W2007 Equity Inns Junior Mezz, LLC	Delaware
W2007 Equity Inns Intermediate Mezz V, LLC	Delaware
W2007 Equity Inns Intermediate Mezz IV, LLC	Delaware
W2007 Equity Inns Intermediate Mezz III, LLC	Delaware
W2007 Equity Inns Intermediate Mezz II, LLC	Delaware
W2007 Equity Inns Intermediate Mezz I, LLC	Delaware
W2007 Equity Inns Senior Mezz, LLC	Delaware
W2007 Equity Inns Realty Gen-Par, LLC	Delaware
W2007 Equity Inns Realty, LLC	Delaware
W2007 EQN Kansas SPE, LLC	Delaware
W2007 Equity Inns Realty, L.P.	Delaware
Equity Inns Services, L.L.C.	Tennessee
ENN Services Corporation	Tennessee
W2007 Equity Inns Trust	Maryland
W2007 Equity Inns TRS Holdings, Inc.	Delaware
W2007 EQI Investment Holdings, LLC	Delaware
W2007 EQI Carlsbad Partnership, L.P.	Tennessee
W2007 EQI Orlando Partnership, L.P.	Tennessee
W2007 EQI Ann Arbor Partnership, L.P.	Tennessee
W2007 EQI Milford Partnership, L.P.	Tennessee
W2007 EQI Meriden Partnership, L.P.	Tennessee
W2007 EQI Naperville Partnership, L.P.	Tennessee
W2007 EQI Indianapolis Partnership, L.P.	Tennessee
W2007 EQI Jacksonville Beach Partnership, L.P.	Tennessee
W2007 EQI HI Austin Partnership, L.P.	Tennessee
W2007 EQI College Station Partnership, L.P.	Tennessee
W2007 EQI Knoxville Partnership, L.P.	Tennessee
W2007 EQI Jacksonville Partnership I, L.P.	Tennessee
W2007 EQI Asheville Partnership, L.P.	Tennessee
W2007 EQI Louisville Partnership, L.P.	Tennessee
W2007 EQI Dalton Partnership, L.P.	Tennessee
W2007 EQI Ft. Myers Partnership, L.P.	Tennessee
W2007 EQI San Antonio, L.P.	Tennessee
W2007 EQI Augusta Partnership, L.P.	Tennessee
W2007 EQI East Lansing Partnership, L.P.	Tennessee
W2007 EQI Houston Partnership, L.P.	Tennessee
W2007 EQI Orlando 2 Partnership, L.P.	Tennessee
W2007 EQI Seattle Partnership, L.P.	Tennessee
W2007 EQI Urbana Partnership, L.P.	Tennessee
W2007 EQI Rio Rancho Partnership, L.P.	Tennessee
McKibbon Hotel Group of Asheville, North Carolina, L.P.	Georgia
McKibbon Hotel Group of Savannah, Georgia, L.P.	Georgia
McKibbon Hotel Group of Ft. Myers, Florida, L.P.	Georgia
W2007 McKibbon Hotel Group of Sarasota, Florida #3, L.P	Georgia
W2007 EQI Savannah 2 Partnership, L.P.	Georgia
W2007 EQI Carlsbad Corporation	Tennessee
W2007 EQI Orlando Corporation	Tennessee
W2007 EQI Ann Arbor Corporation	Tennessee

W2007 EQI Milford Corporation	Tennessee
W2007 EQI Meriden Corporation	Tennessee
W2007 EQI Naperville Corporation	Tennessee
W2007 EQI Indianapolis Corporation	Tennessee
W2007 EQI Jacksonville Beach Corporation	Tennessee
W2007 EQI HI Austin Corporation	Tennessee
W2007 EQI College Station Corporation	Tennessee
W2007 EQI Knoxville Corporation	Tennessee
W2007 EQI Financing Corporation VI	Tennessee
W2007 EQI FL Corporation	Tennessee